UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2008
THE CATO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-31340	56-0484485

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8100 Denmark Road, Charlotte, NC		28273-5975

(Address of Principal Executive Offices)		(Zip Code)
(704) 554-8510
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 2, 2008, Thomas W. Stoltz resigned as Executive Vice President, Chief Financial Officer of The Cato Corporation (the “Company”), effective April 18, 2008. The Company will initiate a search, including a review of internal candidates, for a Chief Financial Officer to replace Mr. Stoltz following his departure.
     John Howe, Senior Vice President and Controller, will temporarily serve as the Principal Financial Officer of the Company, effective April 18, 2008, until a successor to Mr. Stoltz is appointed. As the Principal Financial Officer, Mr. Howe will report directly to John Cato, the Chairman, President and Chief Executive Officer of the Company.
     Mr. Howe, age 45, has been employed by the Company as Senior Vice President and Controller since June 2007. Mr. Howe joined Cato in July 1986 and held several staff positions within the Company in Financial Planning, Tax and Finance. In August 1999, Mr. Howe was promoted to Vice President, Assistant Controller and served in that role until he assumed the position of Controller. Mr. Howe does not have an employment agreement with the Company.
     A copy of the Company’s press release announcing this event is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of The Cato Corporation dated April 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

April 4, 2008	/s/ John P. Derham Cato

Date	John P. Derham Cato
Chairman, President and Chief Executive Officer

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